EXHIBIT 31.5

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Cammarata, certify that:

1. I have reviewed this Amendment No. 2 to Form 10-K amending the Annual Report on Form 10-K of Neptune Wellness Solutions Inc. for the fiscal year ended March 31, 2022;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 21, 2023

/s/ Michael Cammarata
Michael Cammarata Chief Executive Officer, President and Director Neptune Wellness Solutions Inc. (Principal Executive Officer)